================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                              --------------------

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of report (Date of earliest event reported): April 26, 1996



                                MICROFRAME, INC.
             (Exact Name of Registrant as Specified in its Charter)



       New Jersey                        0-13117                  22-2413505
(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
      Incorporation)                                        Identification No.)


         21 Meridian Road
         Edison, New Jersey                                         08820
(Address of Principal Executive Offices)                          (Zip Code)

                                 (908) 494-4440
              (Registrant's telephone number, including area code)


================================================================================

           This Current Report on Form 8-K is filed by MicroFrame, Inc., a New Jersey corporation (the "Company"), in connection with the matters described herein.

ITEM 5.    OTHER EVENTS

           On April 26, 1996, the Company announced that it has sold for an aggregate purchase price of $1,055,000 to accredited investors 844,000 shares of Common Stock, 844,000 Class A Warrants exercisable during a four year period for a like number of shares of Common Stock at an exercise price of $1.50 per share and 844,000 Class B Warrants exercisable during a four year period for a like number of shares of Common Stock at an exercise price of $2.00 per share. Since the announcement, the Company subsequently has sold an additional 16,000 shares of Common Stock, Class A Warrants and Class B Warrants. The proceeds of the private placement will be used for working capital purposes, including new product development.

           Certain individuals and corporations, including certain officers and directors of the Company, have the right to purchase up to an additional 684,550 shares of Common Stock, Class A Warrants and Class B Warrants on the same terms and conditions as the investors in this private placement.


ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)        Exhibits.
           ---------

99         Press Release dated April 26, 1996.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      May 7, 1996
                                     MICROFRAME, INC.


                                     By:  /s/ STEPHEN B. GRAY
                                          ------------------------------
                                           Stephen B. Gray,
                                           President and Chief Operating Officer

                                  EXHIBIT INDEX


Exhibit No.                                                                Page
- -----------                                                                ----

99                        Press Release dated April 26, 1996.